UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015

NANOVIRICIDES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36081	76-0674577
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

135 Wood Street, Suite 205, West Haven, CT 06516

(Address of principal executive offices)

Registrant’s telephone number, including area code: ___(203) 937-6137___

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 18, 2015, during the preparation of our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014, NanoViricides, Inc. (the “Company”) and the Audit Committee of the Company's Board of Directors (the "Audit Committee"), concluded that in preparing our audited financial statements for the year ended June 30, 2014, we inadvertently overlooked the anti-dilution provisions in certain warrants issued in connection with the Company’s registered direct offerings. Specifically, the warrants issued contained certain anti-dilution ratchet provisions that provided for an adjustment to the exercise price of the warrants if, while such warrants are still outstanding, the Company issues any additional warrants with an exercise price lower than such warrants.

Adjustments to settlement amounts by future equity offerings or contractual terms of other equity-linked financial instruments issued in a subsequent period are not inputs to the fair value of a fixed-for-fixed opinion on equity shares, per the accounting guidelines. Accordingly, the warrants are not considered indexed to its own stock and thus must be accounted for as derivative liabilities, which require initial measurement at fair value and adjustment to fair value in subsequent periods. The Company determined that the error caused a material understatement of its derivative liability for the year ended June 30, 2014. As a result of this error, we will be restating our audited financial statements for the year ended June 30, 2014 and the unaudited financial statements for the three months ended September 30, 2014 and 2013. The transactions identified involved the reclassification of the accounting treatment of the derivative liability of the warrants involved in prior financing transactions.

Additionally, the Company determined that its Series C Convertible Debenture, issued on July 2, 2014, contained a contingent embedded derivative in a redemption provision contained in the debenture. The Company determined that the error caused a material understatement of its derivative liability for the period ended September 30, 2014. As a result of this error, we will also be restating our financial statements for the quarter ended September 30, 2014.

The Company has engaged Li and Company, its former independent registered public accounting firm, to re-audit the Company’s restated financial statements for the year ended June 30, 2014 and to review the Company’s unaudited financial statements for the three months ended September 30, 2014. The Company has discussed this matter with the Company's independent registered public accounting firm, Eisner Amper LLP. Effective December 2, 2014, Eisner Amper LLP was appointed as the Company's independent registered public accounting firm.

Accordingly, readers of the financial statements should no longer rely upon the Company's previously released financial statements included in the Form 10-K for the year ended June 30, 2014 and the Form 10-Q for the periods ended September 30, 2014 and 2013 or releases or communications relating to these periods.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2015	NANOVIRICIDES, INC.

	By:	/s/ Meeta Vyas
Name: Meeta Vyas
Title: Chief Financial Officer